SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
             ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                 New York                          13-3261323
                 --------                          ----------
(State of incorporation or organization) (I.R.S. Employer Identification No.)

                     350 Park Avenue
                   New York, New York                       10022
                   ------------------                       -----
        (Address of principal executive offices)          (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. |X|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:


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          Title of each class           Name of each exchange on which each
          to be so registered           class is to be registered
          -------------------           -------------------------

7.375% Senior Quarterly Income Debt     New York Stock Exchange, Inc.
         Securities Due 2097

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)


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Item 1.  Description of Registrant's Securities To Be Registered.

      For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Debt Securities" in the registrant's Prospectus dated September 10, 1997 (Registration No. 333-34181), as supplemented by the information under the heading "Description of Debt Securities" in the registrant's Prospectus Supplement, dated September 15, 1997, filed with the Securities and Exchange Commission (the "Commission") on September 16, 1997, which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2. Exhibits.

I.       The following exhibits are incorporated herein by reference:

         Exhibit 1 - The form of Debt Securities to be registered hereunder is incorporated by reference to the form thereof in Exhibit 3 to the registrant's Current Report on Form 8-K filed with the Commission on September 19, 1997, which incorporates such document by reference into Registration Statement No. 333-34181.

         Exhibit 2 - The Indenture dated as of September 15, 1997, between the registrant and First Union National Bank, as Trustee, relating to the Debt Securities to be registered hereunder, is incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on September 19, 1997, which incorporates such document by reference into Registration Statement No. 333-34181.

II. No other Exhibits are applicable because the registrant already has other securities registered on the New York Stock Exchange, Inc.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


September 22, 1997             FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.


                               By: /s/ Bruce Stern
                                   ------------------------------------
                                   Bruce E. Stern
                                   General Counsel and Secretary


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